Exhibit 99.1

STONERIDGE To Present at the 30th ANNUAL BB&T CAPITAL MARKETS TRANSPORTATION SERVICES CONFERENCE

WARREN, Ohio – February 10, 2015 – Stoneridge, Inc. (NYSE: SRI) today announced that John C. Corey, President and Chief Executive Officer, and George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer, will participate in the 30th Annual BB&T Capital Markets Transportation Services Conference with a Company presentation at 7:45 a.m. Eastern Standard Time on Wednesday, February 11, 2015, at The Biltmore Hotel, located at 1200 Anastasia Avenue, Coral Gables, Florida. The presentation materials will be posted to the “Investors\Webcasts & Presentations” section of the Company's website (www.stoneridge.com) on Tuesday, February 10, 2015.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, motorcycle, off-highway and agricultural vehicle markets. Additional information about Stoneridge, Inc. can be found at www.stoneridge.com.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance

330/856-2443